                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                                   CELLNET DATA SYSTEMS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11
     (1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
        ------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
     (5) Total fee paid:
        ------------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
        ------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------------
     (3) Filing Party:
        ------------------------------------------------------------------------
     (4) Date Filed:
        ------------------------------------------------------------------------

                                     [LOGO]

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             ---------------------

                           TO BE HELD APRIL 24, 1997

TO THE STOCKHOLDERS:

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of CellNet Data Systems, Inc., a Delaware corporation (the "Company"), will be held on Thursday, April 24, 1997, at 8:00 a.m., local time, at the Company's facilities at 355 Shoreway Road, San Carlos, California 94070, for the following purposes:

    1. To elect directors to serve for the ensuing year and until their successors are elected.

    2. To ratify the appointment of Deloitte & Touche LLP as independent auditors for the Company for the fiscal year ending December 31, 1997.

    3. To transact such other business as may properly come before the meeting or any adjournment thereof.

    The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

    Only stockholders of record at the close of business on February 28, 1997, are entitled to notice of and to vote at the meeting and any adjournment thereof.

    All stockholders are invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if he or she has returned a proxy.

                                          Sincerely,
                                          John M. Seidl
                                          PRESIDENT AND CHIEF EXECUTIVE OFFICER

San Carlos, California
March 17, 1997

IMPORTANT, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED TO COMPLETE AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED.

                           CELLNET DATA SYSTEMS, INC.

                             ---------------------

            PROXY STATEMENT FOR 1997 ANNUAL MEETING OF STOCKHOLDERS
                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

    The enclosed Proxy is solicited on behalf of CellNet Data Systems, Inc., a Delaware corporation ("CellNet" or the "Company"), for use at the Annual Meeting of Stockholders to be held on Thursday, April 24, 1997, at 8:00 a.m., local time, or at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the Company's facilities at 355 Shoreway Road, San Carlos, California 94070. The Company's telephone number is (415) 508-6000.

    These proxy solicitation materials were mailed on or about March 21, 1997, together with the Company's 1996 Annual Report to Stockholders, to all stockholders entitled to vote at the meeting.

RECORD DATE AND PRINCIPAL SHARE OWNERSHIP

    Stockholders of record at the close of business on February 28, 1997 (the "Record Date"), are entitled to notice of and to vote at the meeting. On December 31, 1996, 38,537,517 shares of the Company's Common Stock were issued and outstanding. The following table sets forth the beneficial ownership of the Company's Common Stock as of December 31, 1996, as to (i) each person who is known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) each director of and each nominee for director of the Company, (iii) each of the executive officers named in the Summary Compensation Table below and (iv) all directors and executive officers as a group.

                                                                             NUMBER SHARES
                                                                              BENEFICIALLY      PERCENT BENEFICIALLY
BENEFICIAL OWNER                                                                OWNED(1)             OWNED(1)(2)
------------------------------------------------------------------------  --------------------  ---------------------
William C. Edwards(3)...................................................         3,891,850                 10.1%
3000 Sand Hill Road
Bldg. 1, Suite 190
Menlo Park, CA 94025

Odyssey Partners, L.P...................................................         3,637,045                  9.4
31 West 52nd Street
New York, NY 10019

Banner Partners(4)......................................................         2,590,790                  6.7
3000 Sand Hill Road
Bldg. 1, Suite 190
Menlo Park, CA 94025

Providence Media Partners L.P...........................................         2,162,766                  5.6
50 Kennedy Plaza
Providence, RI 02903

Paul M. Cook(5).........................................................         2,045,774                  5.3
PM Cook Associates
Bldg. IR-242
333 Ravenswood Avenue
Menlo Park, CA 94025

                                                                             NUMBER SHARES
                                                                              BENEFICIALLY      PERCENT BENEFICIALLY
BENEFICIAL OWNER                                                                OWNED(1)             OWNED(1)(2)
------------------------------------------------------------------------  --------------------  ---------------------
John M. Seidl...........................................................         1,200,000                  3.1%

Robert A. Hayes(6)......................................................           159,750                *

James J. Jennings.......................................................           180,000                *

Paul G. Manca(7)........................................................           183,600                *

David L. Perry(8).......................................................           138,780                *

Neal M. Douglas(9)......................................................         1,583,475                  4.1

William Hart(10)........................................................           995,586                  2.6

Brian Kwait(11).........................................................         3,637,045                  9.4

Nancy E. Pfund(12)......................................................         1,355,541                  3.5

Henry B. Sargent(13)....................................................         1,778,052                  4.6

All directors and executive officers as a group (15 persons)(14)........        18,970,994                 48.6%

------------------------

*   Less than 1%

(1) Beneficial ownership is determined in accordance with the rules and regulations of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage of ownership of that person, shares of Common Stock subject to options or warrants held by that person that are currently exercisable or exercisable within 60 days of December 31, 1996 are deemed outstanding. Such shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person. The persons named in this table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable and except as indicated in the other footnotes to this table.

(2) Percentage of beneficial ownership is based on 38,537,517 shares of Common Stock outstanding.

(3) Includes 2,037,492 shares, 553,298 shares, and 1,301,060 shares beneficially owned by Banner Partners, Banner Partners/Minaret, Carson, a partnership, and certain members of Mr. Edwards's family and certain foundations and trusts of which Mr. Edwards is a trustee, respectively. Mr. Edwards, a director of the Company, may be deemed to be a beneficial owner of shares held by such family members, foundations and trusts. Mr. Edwards and Alan R. Brudos are the general partners of Banner Partners and exercise voting and dispositive power over the shares held by Banner Partners and Banner Partners/Minaret.

(4) Includes 553,298 shares held by Banner Partners/Minaret which is wholly owned by Banner Partners.

(5) Consists of 1,925,774 shares beneficially owned by the Paul and Marcia Cook Living Trust, dated April 21, 1992 and 120,000 shares beneficially owned by two trusts of which Mr. Cook is trustee.

(6) Consists of 159,750 shares issuable upon the exercise of options exercisable within 60 days of December 31, 1996 held by Mr. Hayes.

(7) Consists of 3,600 shares issuable upon exercise of options exercisable within 60 days of December 31, 1996 held by Mr. Manca.

(8) Consists of 3,850 shares issuable upon exercise of options exercisable within 60 days of December 31, 1996 held by Mr. Perry.

(9) Consists of 1,613,476 shares beneficially owned by AT&T Ventures Company, L.P. Mr. Douglas, a director of the Company, is a general partner of AT&T Ventures Company, L.P. and may be deemed to be the beneficial owner of such shares. Mr. Douglas disclaims beneficial ownership of the shares except to the extent of his proportionate partnership interest therein.

(10) Consists of 995,586 shares beneficially owned by Technology Partners West Fund IV, L.P. Mr. Hart, a director of the Company, is a general partner of Technology Partners West Fund IV, L.P. and may be deemed to be the beneficial owner of such shares. Mr. Hart disclaims beneficial ownership of the shares except to the extent of his proportionate partnership interest therein.

(11) Consists of 3,637,045 shares beneficially owned by Odyssey Partners, L.P. Mr. Kwait, a director of the Company, is a principal of Odyssey Partners, L.P. and may be deemed to be the beneficial owner of such shares. Mr. Kwait disclaims beneficial ownership of the shares except to the extent of his proportionate partnership interest therein.

(12) Consists of 12,102 shares beneficially owned by the Pfund Polakoff Family Trust Dated February 18, 1993, 190,154 shares beneficially owned by Hambrecht & Quist ("H&Q") Group, 1,105,666 shares beneficially owned by H&Q Environmental Technology Fund and 47,619 shares beneficially owned by the Hambrecht 1980 Revocable Trust. Ms. Pfund, a director of the Company, is a general partner of the H&Q Environmental Technology Fund and an employee of H&Q Group and may be deemed to be the beneficial owner of such shares. Ms. Pfund disclaims beneficial ownership of the shares held by H&Q Group, H&Q Environmental Technology Fund and the Hambrecht 1980 Revocable Trust except to the extent of her proportionate interest therein.

(13) Consists of 5,052 shares beneficially owned by Mr. Sargent, 1,602,898 shares beneficially owned by El Dorado Investment Company and 170,102 shares beneficially owned by Sundance Capital Corporation. Mr. Sargent, a director of the Company, is President of El Dorado Investment Company and a principal of Anderson & Wells Investment Companies, which manage Sundance Capital Corporation, and may be deemed to be the beneficial owners of such shares. Mr. Sargent disclaims beneficial ownership of the shares held by El Dorado Investment Company and Sundance Capital Corporation.

(14) Includes 517,603 shares issuable upon the exercise of options exercisable within 60 days of December 31, 1996.

REVOCABILITY OF PROXIES

    Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person.

VOTING AND SOLICITATION

    Every stockholder voting for the election of directors may cumulate such stockholder's votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of shares held by such stockholder or distribute the stockholder's votes on the same principle among as many candidates as the stockholder may select, provided that votes cannot be cast for more than eight candidates. However, no stockholder shall be entitled to cumulate votes unless the candidate's name has been placed in nomination prior to the voting and the stockholder, or any other stockholder, has given notice at the meeting prior to the voting of the intention to cumulate the stockholder's votes. On all other matters, each share has one vote.

    The cost of soliciting proxies will be borne by the Company. The Company may retain the services of a proxy solicitation firm to aid in solicitation of proxies from brokers, bank nominees and other institutional owners on terms customary for such services. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, personally or by telephone or telegram.

QUORUM; ABSTENTIONS; BROKER NON-VOTES

    The required quorum for the transaction of business at the Annual Meeting is a majority of the votes eligible to be cast by holders of shares of Common Stock issued and outstanding on the Record Date. Shares that are voted "FOR," "AGAINST" or "WITHHOLD AUTHORITY" on a matter at the Annual Meeting are treated as being present at the meeting for purposes of establishing a quorum and are also treated as shares cast at the meeting with respect to such matter. Voting abstentions and broker non-votes with respect to a matter at the Annual Meeting are counted for the purpose of determining the presence or absence of a quorum for the transaction of business at the meeting but are not counted for the purpose of determining the number of votes cast for or against such matter.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

    Proposals of stockholders of the Company which are intended to be presented by such stockholders at next year's Annual Meeting must be received by the Company no later than November 21, 1997 so that they may be included in the proxy statement and form of proxy relating to that meeting.

                                  PROPOSAL ONE
                             ELECTION OF DIRECTORS

NOMINEES

    A Board of eight directors is to be elected at the meeting. The Company's bylaws authorize a Board of Directors that can range in size from six to eleven directors, with the number of directors presently set at ten. The Company believes it is in its best interests at this time to maintain a Board with eight directors and two vacancies. Under the terms of a Shareholders' Agreement among the Company and certain stockholders of the Company, so long as certain parties to the Shareholders' Agreement continue to hold not less than 700,000 shares of Common Stock (as such number is adjusted for stock splits, consolidations or other similar events), the Company is obligated to nominate for election as directors the following persons: (i) one candidate selected by Hambrecht & Quist Group, currently Nancy E. Pfund; (ii) one candidate selected by El Dorado Investment Company, currently Henry B. Sargent; (iii) Paul M. Cook; (iv) one candidate selected by Banner Partners, currently William C. Edwards; (v) one candidate selected by AT&T Ventures Company, L.P., currently Neal M. Douglas;
(vi) one candidate selected by Odyssey Partners, L.P., currently Brian Kwait;
(vii) one candidate selected by Providence Media Partners L.P., which position is currently vacant; (viii) one candidate selected by Kleiner, Perkins, Caufield & Byers, which position is currently vacant; and (ix) the Chief Executive Officer of the Company, currently John M. Seidl. The parties to the Shareholders' Agreement have also agreed to take such action as is necessary to retain the right of cumulative voting in the election of directors and to maintain a Board of Directors of not less than eight directors until August 15, 1997.

    Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company's eight nominees named below, all of whom are presently directors of the Company. Proxies may not be voted for a greater number of persons than the number of nominees named. In the event that any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner, in accordance with cumulative voting, as will assure the election of as many of the nominees listed below as possible, and, in such event, the specific nominees to be voted for will be determined by the proxy holders. The Company is not aware of any nominee who will be unable or will decline to serve as a director. The term of office of each person elected as a director will continue until the next Annual Meeting of Stockholders or until a successor has been elected and qualified. William C. Edwards is the father of Cree A. Edwards, an executive officer of the Company. There are no other family relationships among the directors or executive officers of the Company.

    The names of the nominees and certain information about them as of December 31, 1996 are set forth below.

                                                                                                                 DIRECTOR
   NAME OF NOMINEE          AGE                                PRINCIPAL OCCUPATION                                SINCE
----------------------      ---      -------------------------------------------------------------------------  -----------
John M. Seidl                   57   President and Chief Executive Officer of the Company                             1994
Paul M. Cook                    72   Chief Executive Officer of DIVA Systems Corp.                                    1990
Neal M. Douglas                 38   General Partner, AT&T Ventures Company, L.P.                                     1993
William C. Edwards              68   General Partner, Bryan & Edwards                                                 1991
William Hart                    56   General Partner, Technology Partners                                             1992
Brian Kwait                     35   Principal, Odyssey Partners, L.P.                                                1995
Nancy E. Pfund                  41   General Partner, Hambrecht & Quist Group                                         1991
Henry B. Sargent                62   President and Chief Executive Officer of El Dorado Investment Company            1996

    JOHN M. SEIDL became President, Chief Executive Officer and a director of the Company in September 1994. From December 1992 to September 1994, Mr. Seidl served as director of St. Mary's Land & Exploration Company, CRSS, Inc., J.B. Poindexter, Inc. and a privately-held company. From January 1989 through December 1992, Mr. Seidl served as a director of MAXXAM, Inc., an aluminum, forest products and real estate concern, and Chairman and Chief Executive Officer of Kaiser Aluminum Corporation. From September 1990 through December 1992 Mr. Seidl also served as President of MAXXAM, Inc. Previously, Mr. Seidl was Executive Vice President, from July 1985 to May 1986, and President and Chief Operating Officer, from May 1986 to January 1989, of Enron Corp., an energy company. Mr. Seidl currently is a director of St. Mary's Land & Exploration Company and several privately-held companies and non-profit organizations. He received a B.S. degree in Engineering from the United States Military Academy, and M.P.A. and Ph.D. degrees in Political Economy from Harvard University.

    PAUL M. COOK has been a director of the Company continuously since August 1990. Mr. Cook became Chief Executive Officer of the Company in August 1990, and assumed the additional title of President in 1992. He relinquished the positions of President and Chief Executive Officer in September 1994. Since June 1995, Mr. Cook has been the Chief Executive Officer and Chairman of the Board of DIVA Systems Corp., a company developing video-on-demand products. Until his retirement in April 1990, Mr. Cook was Chief Executive Officer of Raychem Corporation, a plastics and insulation manufacturer, which he founded in 1957. Since September 1994, Mr. Cook has served as Chairman of the Board of SRI International, Inc., and as a director of Raychem Corporation. Currently, Mr. Cook is also a director of Chemfab Corporation. He received a B.S. degree from the Massachusetts Institute of Technology.

    NEAL M. DOUGLAS has been a director of the Company since October 1993. Since January 1993 he has been a general partner of AT&T Ventures Company, L.P., a venture capital firm. From May 1989 to January 1993, he was a partner of New Enterprise Associates, another venture capital firm. Mr. Douglas also serves as director of two privately held companies.

    WILLIAM C. EDWARDS has been a director of the Company from October 1985 to April 1986 and has been a director continuously since March 1991. Since October 1968 he has been a general partner of Bryan & Edwards, an investment partnership. Mr. Edwards also serves as a director of Western Atlas, Inc. and two privately held companies.

    WILLIAM HART has been a director of the Company since October 1992. He has been a general partner of Technology Partners, a venture capital firm, since its founding in 1979. Mr. Hart also serves as a director of Trimble Navigation, Ltd., Silicon Gaming, Inc. and several privately held corporations.

    BRIAN KWAIT has been a director of the Company since October 1995. Mr. Kwait has been a principal at Odyssey Partners, L.P., a private investment firm, since August 1989. Mr. Kwait also serves as a director of The Scotsman Group, Inc. and one privately held company.

    NANCY E. PFUND has been a director of the Company since January 1991. Since December 1989, she has been an employee of Hambrecht & Quist Group, an investment banking firm. Ms. Pfund is also a principal of Hambrecht & Quist Venture Partners and a general partner of H&Q Environmental Principals. She serves as a director of Gensym Corp.

    HENRY B. SARGENT has been a director of the Company since January 1996. Mr. Sargent has been President, Chief Executive Officer and a director of El Dorado Investment Company, a venture capital firm, for more than the past five years. From May 1987 to June 1995, he was also Executive Vice President, Chief Financial Officer and a director of Pinnacle West Capital Corp., an electric utility holding company. Mr. Sargent also serves as a director of Pinnacle West Capital Corp., Arizona Public Service Co., Megafood Stores, Inc. and several privately held companies.

VOTE REQUIRED

    The eight nominees receiving the highest number of affirmative votes of the shares present or represented and entitled to be voted for them shall be elected as directors.

BOARD MEETINGS AND COMMITTEES

    The Board of Directors of the Company held a total of nine meetings and took one action by written consent during the fiscal year ended December 31, 1996. All directors of the Company attended 75% or more of the aggregate number of Board meetings and committee meetings, with the exception of William Hart who attended 73% of such meetings.

    The Board of Directors has standing Audit, Compensation and Nominating Committees.

    The Audit Committee of the Board of Directors, currently consisting of directors Pfund, Douglas and Sargent, did not meet or take any action by written consent during 1996 but met once so far in 1997 to review with the independent auditors matters relating to the Company's annual audit and reporting requirements for 1996 and the Company's internal accounting controls. The Audit Committee reviews the nature, scope and results of the independent audit of the Company, the Company's accounting principles and internal accounting controls and other matters relating to the relationship of the independent auditors with the Company.

    The Compensation Committee of the Board of Directors, currently consisting of directors Edwards, Douglas and Hart, held a total of two meetings and did not take any actions by written consent during 1996. The Compensation Committee is primarily responsible for determining the salary and benefits of the elected officers of the Company, and to recommend stock option grants for the Company's officers and other employees, subject to approval by the Board of Directors.

    The Nominating Committee of the Board of Directors, currently consisting of directors Hart, Cook and Edwards, did not meet or take any action by written consent during 1996. The Nominating Committee is responsible for selecting and recommending to the Board of Directors qualified candidates for election as directors of the Company.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The Compensation Committee currently consists of Messrs. Edwards, Douglas and Hart, none of whom is or has been an officer or employee of the Company. Mr. Edwards is the father of Cree A. Edwards, an executive officer of the Company. No interlocking relationship exists between the Company's Board of Directors or Compensation Committee and the board of directors or compensation committee of any other party, nor has any such relationship existed in the past. Entities affiliated with Messrs. Edwards, Douglas and Hart are stockholders of the Company and have entered into financing arrangements with the Company from time to time.

                                  PROPOSAL TWO
                                RATIFICATION OF
                      APPOINTMENT OF INDEPENDENT AUDITORS

    The Board of Directors has selected Deloitte & Touche LLP, independent auditors, to audit the financial statements of the Company for the fiscal year ending December 31, 1997, and recommends that stockholders vote "FOR" ratification of such appointment. In the event of a negative vote on such ratification, the Board of Directors will reconsider its selection.

    Deloitte & Touche LLP has audited the Company's financial statements since the inception of the Company. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

    The Board of Directors recommends a vote "FOR" the ratification of the appointment of Deloitte & Touche LLP as independent auditors.

              MANAGEMENT, EXECUTIVE COMPENSATION AND OTHER MATTERS

MANAGEMENT

    The executive officers of the Company and their ages as of December 31, 1996 are as follows.

NAME                                            AGE                                 POSITION
------------------------------------------      ---      ---------------------------------------------------------------
John M. Seidl.............................          57   President, Chief Executive Officer and Director
Cree A. Edwards...........................          39   Vice President, Marketing
Robert A. Hayes...........................          44   Vice President, Development
James J. Jennings.........................          49   Vice President, Sales and Marketing
Larsh M. Johnson..........................          39   Vice President and Chief Technology Officer
Paul G. Manca.............................          38   Vice President and Chief Financial Officer
Philip H. Mallory.........................          57   Vice President and General Manager, Services and Operations
David L. Perry............................          56   Vice President, General Counsel and Secretary; Chief
                                                           Administrative Officer

    JOHN M. SEIDL'S biography appears under Proposal One of this proxy statement.

    CREE A. EDWARDS is a co-founder of the Company and has served as Vice President, Business Development from January 1994 to January 1997 and as Vice President, Marketing since that time. Mr. Edwards was President of the Company from October 1984 to February 1990 and Executive Vice President from February 1990 to January 1994. Prior to founding CellNet in 1984, Mr. Edwards was an Area Sales Manager for Octel Communications Corporation, a voice processing manufacturer, from September 1984 to September 1985, and a Major Accounts Manager for the General Electric Information Services Company from March 1983 to September 1984. He received a B.A. degree in Economics from the University of California at Davis.

    ROBERT A. HAYES joined the Company in January 1993 as Vice President, Special Assistant to the President. He became Vice President, Software Development in March 1994 and was named Vice President, Development in January 1995. From February 1991 to December 1992, Mr. Hayes held a number of positions with Everex Systems, Inc. ("Everex"), a computer hardware manufacturer, including Vice President of Manufacturing, Vice President of Quality and Service, Manager of the Network Division and Group Manager of Service. Everex filed for Chapter 11 bankruptcy protection in January 1993. Mr. Hayes received B.S. and M.C.E. degrees in Civil Engineering from Rice University.

    JAMES J. JENNINGS joined the Company in August 1994 and has served as Vice President, Sales and Marketing since that time. From April 1988 until July 1994, Mr. Jennings was a Vice President of Octel Communications Corporation, a voice processing manufacturer, where he served in a variety of domestic and international sales, marketing and business development capacities. Mr. Jennings served as an officer in the United States Army from 1968 to 1975. Mr. Jennings holds a B.S. degree in Engineering from the United States Military Academy and an M.B.A. degree from the University of San Francisco.

    LARSH M. JOHNSON is a co-founder of the Company and has served in several vice presidential positions from October 1984 to December 1994 and, since January 1995, as Vice President and Chief Technology Officer. While at CellNet and prior to co-founding the Company in 1984, he was a self-employed product design consultant from May 1983 to June 1985 and Director of Product Development at Interactive Communications Corporation, a video systems company, from February 1984 to June 1985. Mr. Johnson was an Engineering Manager at Digital Optics Corporation, a company specializing in electro-optical systems, from March 1981 to April 1983 and an electrical engineer at Systems Control Corporation, a computer hardware company, from June 1980 to April 1981. He received his B.S. and M.S. degrees in Mechanical Engineering from Stanford University.

    PAUL G. MANCA joined the Company in May 1995 as Vice President and Chief Financial Officer. From March 1993 to May 1995, he was the Managing Director and Group Head of the Communications Group at BZW/Barclays Bank. Mr. Manca joined BZW/Barclays as Vice President, Merchant Banking Division in

February 1987. From June 1980 to February 1987, Mr. Manca was employed in the corporate finance group of the Canadian Imperial Bank of Commerce. He received a B.A. degree in Economics from the University of California, Berkeley and an M.B.A. degree in Finance from Golden Gate University.

    PHILIP H. MALLORY joined the Company in January 1995 as Vice President and General Manager, Services. In June 1996, he assumed the additional duties of Vice President, Operations. From June 1992 to January 1995, Mr. Mallory held various positions at CAE-Link Corporation, a defense contractor, including Director of Strategic Planning, Director--Product Management and Director--Department of Defense Marketing. Mr. Mallory served as a career officer in the United States Army from June 1961 to August 1991, attaining the rank of Major General prior to his retirement. During his army career he held a number of posts, including Commanding General of the 2nd Armored Division, NATO Advisor to the Secretary of Defense, and the Commanding General of the 7th Army Training Command. Mr. Mallory holds a B.S. degree in Engineering from the United States Military Academy and an M.S. degree in Engineering--Applied Science from the University of California, Davis. Mr. Mallory also attended the Industrial College of the Armed Forces in Washington, D.C., where he attained the equivalent of a master's degree in Resource Management.

    DAVID L. PERRY joined the Company in November 1994 as Vice President, General Counsel and Secretary, and was appointed Chief Administrative Officer in February 1996. From January 1992 through November 1994, Mr. Perry was engaged as an attorney in private practice. From January 1984 through December 1991, Mr. Perry was Vice President and General Counsel of Kaiser Aluminum Corporation. From August 1969 through December 1983, Mr. Perry served in a variety of capacities in Kaiser Aluminum's Law Department. Mr. Perry received a B.A. degree from Amherst College and a J.D. degree from the Boalt Hall School of Law, University of California, Berkeley.

CERTAIN TRANSACTIONS

    In connection with the sale of Common Stock in December 1994 and January 1995 to Mr. Seidl, the Company's President and Chief Executive Officer, the Company loaned Mr. Seidl $300,000. The loans are full recourse, bear interest at a rate of 7.74% per annum in the case of $100,000 of principal and at the rate of 7.92% per annum in the case of $200,000 of principal, are due on the earlier of termination of Mr. Seidl's employment or December 26, 1999 and January 25, 2000, respectively, and are secured by the shares of Common Stock purchased with the proceeds of such loans.

    In connection with the sale of Common Stock in July 1995 to Mr. Mallory, an executive officer of the Company, the Company loaned Mr. Mallory $85,000. The loan is full recourse, bears interest at the rate of 6.28% per annum, is due on the earlier of termination of Mr. Mallory's employment or July 21, 2000 and is secured by the shares of Common Stock purchased with the proceeds of such loan.

    In connection with the sale of Common Stock in July 1995 to Mr. Manca, an executive officer of the Company, the Company loaned Mr. Manca $90,000. The loan is full recourse, bears interest at the rate of 6.28% per annum, is due on the earlier of termination of Mr. Manca's employment or July 31, 2000 and is secured by the shares of Common Stock purchased with the proceeds of such loan.

    In connection with the sale of Common Stock in August 1995 to Messrs. Johnson and Edwards, both executive officers of the Company, the Company loaned Messrs. Johnson and Edwards $82,829 and $77,704, respectively. The loans are full recourse, bear interest at the rate of 6.04% per annum, are due on the earlier of termination of employment or August 1, 2000 and are secured by the shares of Common Stock purchased with the proceeds of such loans.

    The amounts of outstanding indebtedness, including interest, on the loans to executive officers described above as of December 31, 1996, which were the largest aggregate amount of indebtedness owed by each of the officers at any time, were as follows: Mr. Seidl, $330,949, Mr. Mallory, $92,751, Mr. Manca, $98,052, Mr. Johnson, $89,943 and Mr. Edwards, $84,378. The terms (including the terms of the promissory notes) of the sale of shares of Common Stock by the Company to Messrs. Seidl, Mallory, Manca, Johnson and Edwards were unanimously approved by the Board of Directors of the Company.

EXECUTIVE COMPENSATION

                           SUMMARY COMPENSATION TABLE

    The following table sets forth the compensation paid by CellNet during each of the fiscal years ended December 31, 1995 and December 31, 1996, to the Chief Executive Officer of CellNet and the four other most highly compensated executive officers of CellNet during fiscal 1996 (the "Named Executive Officers"):

                                                                                      LONG TERM COMPENSATION
                                                                                 --------------------------------
                                              ANNUAL COMPENSATION                                   SECURITIES
                                 ----------------------------------------------    RESTRICTED       UNDERLYING         ALL OTHER
NAME AND PRINCIPAL POSITION        YEAR       SALARY      BONUS        OTHER     STOCK AWARDS($)    OPTIONS(#)      COMPENSATION(1)
-------------------------------  ---------  ----------  ----------  -----------  ---------------  ---------------  -----------------
John M. Seidl .................    1996     $  313,673  $   --          --             --               --             $   1,522
  President and Chief Executive    1995        300,000     135,000      --                              --                 1,846
  Officer

James J. Jennings .............    1996        180,062      75,000      --             --               --                 1,114
  Vice President, Sales and        1995        175,060      --          --             --               --                 1,511
  Marketing

David L. Perry ................    1996        176,346      10,000      --             --               --                 1,101
  Vice President, General          1995        135,000      --          --             --               --                 1,261
  Counsel and Secretary

Paul G. Manca .................    1996        175,501      10,000      --             --               --                 1,088
  Vice President and Chief         1995        110,173      --          --             --               --                   862
  Financial Officer

Robert A. Hayes ...............    1996        176,346      --          --             --               --                 1,101
  Vice President, Development      1995        165,000      10,000      --             --               --                 1,429

------------------------

(1) Represents premium payments made by the Company for life insurance, accidental death and dismemberment, and long-term disability policies.

                          OPTION GRANTS IN FISCAL 1996

    The following table sets forth each grant of stock options during the fiscal year ended December 31, 1996 to the Named Executive Officers:

                                                                                                    POTENTIAL REALIZABLE
                                                                                                      VALUE AT ASSUMED
                                            NUMBER OF                                               ANNUAL RATES OF STOCK
                                           SECURITIES   PERCENT OF TOTAL      INDIVIDUAL GRANTS      PRICE APPRECIATION
                                           UNDERLYING    OPTIONS GRANTED   -----------------------   FOR OPTION TERM(2)
                                             OPTIONS     TO EMPLOYEES IN    EXERCISE    EXPIRATION  ---------------------
NAME                                       GRANTED(1)      FISCAL YEAR        PRICE        DATE        5%         10%
-----------------------------------------  -----------  -----------------  -----------  ----------  ---------  ----------
John M. Seidl............................      --              --    %      $  --           --      $  --      $   --
James J. Jennings........................      24,000             2.7            2.00    3/20/06       26,464      65,181
David L. Perry...........................      50,000             5.6            1.75    1/19/06       41,005     100,997
                                               27,000             3.0            2.00    3/20/06       26,795      65,996
Paul G. Manca............................      24,000             2.7            2.00    3/20/06       26,464      65,181
Robert A. Hayes..........................      25,000             2.8            2.00    3/20/06       27,566      67,897

------------------------

(1) Options granted under CellNet's 1994 Stock Plan (the "1994 Plan"). The option exercise price of all incentive stock options granted under the 1994 Plan is equal to the fair market value of the shares of Common Stock on the date of grant. The options have a term of ten years and vest at the rate of 10% of the shares after six months from the date of grant and 5% of the shares every three months thereafter provided the optionee remains in continuous status as an employee or consultant.

(2) Potential realizable value is based on the assumption that the Common Stock of CellNet appreciates at the annual rate shown (compounded annually) from the date of grant until the expiration of the option term. These numbers are calculated based on the requirements promulgated by the Securities and Exchange Commission and do not reflect CellNet's estimate of future stock price growth. The computation of potential realizable value only includes the number of securities underlying a grant at fiscal year end.

                   AGGREGATED OPTION EXERCISES IN FISCAL 1996
                       AND FISCAL YEAR-END OPTION VALUES

    The following table provides information on option exercises in fiscal 1996 by the Named Executive Officers and the value of such officers' unexercised options at December 31, 1996.

                                                             NUMBER OF SECURITIES       VALUE(1) OF UNEXERCISED
                                                            UNDERLYING UNEXERCISED      IN-THE-MONEY OPTIONS AT
                                   SHARES                    OPTIONS AT 12/31/96               12/31/96
                                 ACQUIRED ON   VALUE(1)   --------------------------  ---------------------------
NAME                              EXERCISE     REALIZED   EXERCISABLE  UNEXERCISABLE  EXERCISABLE   UNEXERCISABLE
-------------------------------  -----------  ----------  -----------  -------------  ------------  -------------
John M. Seidl..................      --       $   --          --            --        $    --        $   --
James J. Jennings..............      --           --           3,600         20,400         45,450       257,550
David L. Perry.................      10,200      104,050       1,350         65,450         17,044       836,931
Paul G. Manca..................      --           --           3,600         20,400         45,450       257,550
Robert A. Hayes................      --           --         152,750        102,250      2,196,719     1,428,156

------------------------

(1) Market value of underlying securities at exercise or year-end 1996 as the case may be, minus the exercise price, based on a closing price of $14.625.

COMPENSATION OF DIRECTORS

    The directors of CellNet did not receive any cash compensation for services provided as directors during fiscal 1996.

EMPLOYMENT CONTRACTS AND CHANGE OF CONTROL ARRANGEMENTS

    The Company entered into an employment agreement with Mr. Jennings in July 1994. The agreement provides for an annual base salary of $175,060 and certain performance-based bonuses to be determined by the Company's President. As part of the agreement, the Company granted to Mr. Jennings an option to purchase 180,000 shares of Common Stock at $.25 per share, with 10% vesting six months from the date of hire and the remainder vesting at a rate of 5% per quarter. If Mr. Jennings is terminated by the Company without cause at any time, he will receive his annual base salary and benefits for an additional twelve months, and 40% of any unvested shares of restricted stock held by Mr. Jennings will become vested as of the date of termination.

    Each of the Named Executive Officers are parties to an Employee Severance Agreement with the Company which provides for accelerated vesting of their respective stock options and for the lapse of the Company's rights to repurchase unvested stock under all restricted stock purchase agreements upon the occurrence of certain events following a change of control of the Company. These events will occur if: (i) the Named Executive Officer's stock option agreement or restricted stock purchase agreement is terminated without such officer's consent, or if the terms of such agreements are not assumed by any successor to the Company; (ii) the Named Executive Officer does not receive identical securities or consideration, upon such officer's exercise of options or restricted stock purchases, as other shareholders are receiving as part of such change of control; (iii) six months have elapsed following the change of control, so long as the Named Executive Officer remains employed by the Company; or (iv) the Named Executive Officer is terminated or constructively terminated following the change of control.

    There are no other employment contracts between CellNet and any of the Named Executive Officers, and there are no other compensatory plans or arrangements with respect to a Named Executive Officer which will result in payments upon resignation, retirement, or any other termination of such executive officer's employment or from a change of control of CellNet.

                             EMPLOYEE BENEFIT PLANS

    The following is a brief summary of plans in effect during the fiscal year ended December 31, 1996 under which officers, directors and employees of the Company received benefits.

INCENTIVE STOCK PLANS

    1992 STOCK OPTION PLAN. The Company's 1992 Stock Option Plan (the "1992 Plan") was adopted by the Board of Directors and approved by the Company's stockholders in September 1992. A total of 6,000,000 shares of Common Stock are reserved for issuance under the 1992 Plan. As of December 31, 1996, 4,024,929 shares of Common Stock had been issued upon exercise of stock options, and options to purchase an aggregate of 1,738,605 shares were outstanding at a weighted average exercise price of $0.2305 per share, of which 927,300 shares were vested. In connection with the adoption of the 1994 Plan described below, the 1992 Plan terminated and no additional options may be granted thereunder. Options previously granted under the 1992 Plan will continue to be governed by the provisions of such plan.

    1994 STOCK PLAN. The Company's 1994 Stock Plan (the "1994 Plan") was adopted by the Board of Directors in December 1994 and approved by the stockholders in June 1995. Options granted under the 1994 Plan may be incentive stock options, nonstatutory stock options or stock purchase rights. Employees (including employee directors) and consultants (including nonemployee directors) are eligible for nonstatutory stock options and stock purchase rights, and only employees are eligible for incentive stock options under the 1994 Plan. The 1994 Plan is administered by the Board of Directors or a committee thereof. The plan administrator has the authority to determine the fair market value of the shares, select the employees and consultants to whom options and stock purchase rights may be granted, determine the number of shares covered by each option and stock purchase right granted, and determine the term, exercise price and vesting schedule of options granted under the 1994 Plan.

    A total of 3,000,000 shares of Common Stock are reserved for issuance under the 1994 Plan. As of December 31, 1996, 580,216 shares of Common Stock had been issued upon exercise of stock options, options to purchase an aggregate of 1,448,485 shares were outstanding at a weighted average exercise price of $2.5349 per share, of which 307,137 shares were vested, and 971,299 shares remained available for future issuance under the 1994 Plan.

    In the event of a merger of the Company with or into another corporation or a sale of substantially all of the Company's assets, the 1992 Plan and the 1994 Plan each provides that options issued under such plans will be assumed, or an equivalent option substituted, by the successor corporation. If the successor corporation does not agree to such assumption or substitution, the option will vest in full and become exercisable.

    1996 EMPLOYEE STOCK PURCHASE PLAN. The Company's 1996 Employee Stock Purchase Plan (the "Purchase Plan") was adopted by the Board of Directors in July 1996 and was approved by the stockholders in September 1996. A total of 1,200,000 shares of Common Stock are reserved for issuance under the Purchase Plan. Under the Purchase Plan, the Company will withhold a specified percentage of each salary payment to participating employees over certain offering periods. Any employee who is then employed for at least 20 hours per week by the Company (or any majority-owned subsidiary designated by the Board of Directors from time to time), and who does not own 5% or more of the total combined voting power or value of all classes of the capital stock of the Company or of any such subsidiary, is eligible to participate in the Purchase Plan. Unless the Board of Directors shall determine otherwise, each offering period will run for six months, from November 1 to April 30 and from May 1 to October 31, except that the first offering period will commence on September 26, 1996 and end on April 30, 1997. The price at which Common Stock may be purchased under the Purchase Plan is equal to 85% of the fair market value of the Common Stock on the first or last day of the applicable offering period, whichever is lower.

    No shares of Common Stock had been issued to employees under the Purchase Plan as of December 31, 1996.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

    The Compensation Committee of the Board of Directors of the Company is involved in determining the salary and benefits of the executive officers of the Company. Under current Company policy, the Chief Executive Officer of the Company determines the annual compensation level, including bonuses, for all other executive officers of the Company, and then submits his compensation and bonus recommendations to the Compensation Committee for their review and approval. Both the Chief Executive Officer and the Compensation Committee view the overall financial performance of the Company as a key component in setting base compensation and bonus levels for executive officers of the Company. Other factors taken into consideration include salaries of executives at similar companies located in the same geographical region, as well as the achievement of individual performance goals for each executive officer. With respect to equity based compensation, the Compensation Committee reviews proposed grants and submits them for final approval to the Board of Directors.

    The Compensation Committee is also responsible for establishing the compensation of the Company's Chief Executive Officer. The Compensation Committee considered several factors as important in determining the Chief Executive Officer's compensation for fiscal 1996. These factors included the attainment of corporate revenue and operating results goals for the fiscal year and the achievement of progress in new product and service programs. After considering these factors, the Committee concluded that substantial completion of the goals for fiscal 1996 on which the Chief Executive Officer's compensation was based had been achieved.

                                          MEMBERS OF THE COMPENSATION COMMITTEE:
                                          Neal M. Douglas
                                          William C. Edwards
                                          William Hart

PERFORMANCE GRAPH

    Set forth below is a line graph comparing the percentage change in the cumulative return to the stockholders of the Company's Common Stock with the cumulative return of the NASDAQ Composite Index and a peer group of comparable companies selected by the Company and described below (the "Peer Group") for the period commencing September 27, 1996 and ending on December 31, 1996. The graph assumes that $100 was invested on September 27, 1996 in the Company's Common Stock, the NASDAQ Composite Index and the Peer Group, and that all dividends were reinvested. No dividends have been declared or paid on the Company's Common Stock. With respect to companies in the Peer Group, the returns of each such company have been weighted to reflect relative stock market capitalization. Stockholder returns over the indicated period should not be considered indicative of future stockholder returns.

    The information contained in the performance graph shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act or Exchange Act, except to the extent that the Company specifically incorporates it by reference into such filing.

                     COMPARISON OF CUMULATIVE TOTAL RETURN
                 AMONG CELLNET, NASDAQ COMPOSITE AND PEER GROUP

                                [GRAPH APPEARS HERE]

MEASUREMENT PERIOD                                     CELLNET      NASDAQ COMPOSITE      PEER GROUP
---------------------------------------------------  -----------  ---------------------  -------------
September 27, 1996                                    $     100         $     100          $     100
October 31, 1996                                      $      77         $      99          $      89
November 29, 1996                                     $      92         $     105          $      85
December 31, 1996                                     $      77         $     105          $      71

    Because the Company's services and customers are highly specialized, the Company does not believe that there is a single published industry or line of business index that is appropriate for comparing stockholder return. In lieu of such a comparable index, the Company has selected a Peer Group of companies that are involved in providing cellular and other wireless data services. The Peer Group includes the following companies: Aerial Communications Inc., Clearnet Communications Inc., Geotek Communications Inc., InterCel, Inc., Internet Corporation, Itron, Inc., Metricom, Inc., Metrocall, Inc., Mobile Telecommunications Technologies Corp., Nextel Communications, Inc., Omnipoint Corporation, PageMart Wireless, Inc. and Western Wireless Corporation. Many companies used in the Peer Group are ones with whom the Company is most frequently compared by investment analysts. This combination of cellular and other wireless data service providers has been selected to best represent the Company's highly specialized base of products, services and customers.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

    Section 16(a) of the Exchange Act requires the Company's executive officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC") and the National Association of Securities Dealers, Inc. Executive officers, directors and greater than 10% stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons, the Company believes that during fiscal 1996 all filing requirements applicable to its executive officers and directors and greater than 10% stockholders were complied with.

                                 OTHER MATTERS

    The Company knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote the shares they represent as the Board of Directors may recommend.

    It is important that your shares be represented at the meeting, regardless of the number of shares which you hold. You are therefore urged to execute and return, at your earliest convenience, the accompanying proxy card in the envelope which has been enclosed.

                                             THE BOARD OF DIRECTORS

Dated: March 17, 1997

                       CELLNET DATA SYSTEMS, INC.
            PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS
                       TO BE HELD APRIL 24, 1997

         PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned stockholder(s) of CellNet Data Systems, Inc., a Delaware corporation, hereby acknowledge(s) receipt of the Notice of and Proxy Statement for the 1997 Annual Meeting of Stockholders to be held at the office of the Corporation, 355 Shoreway Road, San Carlos, California, on April 24, 1997 at 8:00 a.m. local time, and hereby appoint(s) David L. Perry and John M. Seidl, and each of them, as Proxies, with power of substitution, to represent the undersigned at such meeting and at any adjournment(s) thereof, and to vote all shares of Common Stock which the undersigned is entitled to vote as designated on the reverse side hereof.

     UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS AS INDICATED IN PROPOSAL 1, FOR RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS AS INDICATED IN PROPOSAL 2, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING.

(Continued, and to be dated and signed on reverse side.)

                                                     CELLNET DATA SYSTEMS, INC.
                                                     P.O. BOX 11210
                                                     NEW YORK, N.Y. 10203-0210

                       CELLNET DATA SYSTEMS, INC.
                             ------------
                NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           APRIL 24, 1997

TO THE STOCKHOLDERS:
     NOTICE IS HEREBY GIVEN that the 1997 Annual Meeting of Stockholders of CellNet Data Systems, Inc., a Delaware corporation (the "Corporation"), will be held on Thursday, April 24, 1997, at 8:00 a.m. at the Corporation's offices at 355 Shoreway Road, San Carlos, California 94070 for the following purposes:
     1. To elect Directors to serve for the following year or until their successors are duly elected.
     2. To approve the appointment of Deloitte & Touche LLP as independent auditors of the Corporation for the fiscal year ending December 31, 1997.
     3. To transact such other business as may properly come before the meeting or any adjournment thereof.
     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.
     Only stockholders of record at the close of business on February 28, 1997 are entitled to notice of and to vote at the meeting.
     In order to assure your representation at the meeting, PLEASE MARK, SIGN AND DATE THE PROXY CARD ENCLOSED AND RETURN THE PROXY CARD AS PROMPTLY AS POSSIBLE IN THE STAMPED ENVELOPE PROVIDED FOR THAT PURPOSE.
     All stockholders are cordially invited to attend the meeting. Any stockholder attending the meeting may vote in person even if he or she previously returned a Proxy card.
                                       By Order of the Board of Directors


                                       David L. Perry, Secretary

                      DETACH PROXY CARD HERE
                      *                    *
-------------------------------------------------------------------------------

(THE BOARD OF DIRECTORS RECOMMEND A VOTE "FOR")
PROPOSAL 1. ELECTION OF THE FOLLOWING PERSONS AS
            DIRECTORS OF THE CORPORATION:
     NEAL M. DOUGLAS, BRIAN KWAIT, PAUL M. COOK,         FOR all     /X/   WITHHOLD AUTHORITY  /X/   *EXCEPTIONS  /X/
     WILLIAM C. EDWARDS, WILLIAM HART, NANCY E. PFUND,   nominees          to vote for all
     HENRY B. SARGENT and JOHN M. SEIDL                  listed below      nominees listed below

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "EXCEPTIONS" box and write that nominee's name in the space provided below.)

*Exceptions __________________________________________________________________

PROPOSAL 2. RATIFICATION OF THE APPOINTMENT   FOR /X/  AGAINST /X/  ABSTAIN /X/
            OF DELOITTE & TOUCHE LLP AS
            INDEPENDENT AUDITORS.

                                I/We plan to attend the meeting.   CHANGE OF ADDRESS AND /X/
                                                                   OR COMMENTS MARK HERE
                                YES /X/    NO /X/

                                       Please sign exactly as your name appears hereon. When signing in a representative capacity, please give full title

                                       Dated:_____________________________ 1997

                                       ________________________________________
                                                       Signature
                                       ________________________________________
                                                       Signature

                                       VOTES MUST BE INDICATED   /X/
                                       (X) IN BLACK OR BLUE INK.
SIGN, DATE AND RETURN THE PROXY CARD
PROMPTLY USING THE ENCLOSED ENVELOPE.